Exhibit 99-7(a): Consent of Independent Auditors -- Ernst & Young LLP

Exhibit 99-7(a) - Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Prospectus of ReliaStar Select*Life Variable Account and to the use of our report dated March 29, 2002, with respect to the statutory basis financial statements of ReliaStar Life Insurance Company as of December 31, 2001 and 2000 and for the two years in the period ended December 31 2001, and to the use of our report dated February 15, 2002, with respect to the financial statements of ReliaStar Select*Life Variable Account as of December 31, 2001 and 2000 and for the two years in the period ended December 31, 2001, included and incorporated by reference, respectively, in Post-Effective Amendment No. 3 to the Registration Statement under the Securities Act of 1933 (Form S-6 No. 333-47094) and related Prospectus of ReliaStar Select*Life Variable Account.

/s/ Ernst & Young LLP

Atlanta, Georgia
September 12, 2002